UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 16, 2006

El Paso Electric Company

(Exact name of Registrant as Specified in its Charter)

Texas	0-296	74-0607870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas	79901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (915) 543-5711

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(b) The Board of Directors of El Paso Electric Company (“EPE” or the “Company”) devoted a portion of its regularly scheduled meeting on November 16, 2006 to succession planning. During the meeting, Gary R. Hedrick, the Company’s President and Chief Executive Officer, advised the Board that he does not plan to continue as CEO following his fifty-fifth birthday in 2009. Mr. Hedrick noted the nature of the opportunities and challenges facing EPE after that time and expressed his desire for the Board to assess the situation and name a capable successor to assure continuity as the Company plans for the future. Mr. Hedrick, who began his career at EPE in 1977 and has served as President and CEO since 2001, agreed to the Board’s request that he continue to serve as CEO until a successor is identified, and will remain on the Board at least through the end of his term in 2008. The Board in due course will initiate a search for Mr. Hedrick’s successor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Paso Electric Company

Dated: November 22, 2006	By:	/s/ Gary D. Sanders
	Name:	Gary D. Sanders
	Title:	General Counsel